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                                 May ___, 1996



The Fortress Group, Inc.
Suite 208
1760 Reston Parkway
Reston, Virginia  22090

RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for The Fortress Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 2,500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and $100,000,000 principal amount of _____% Senior Notes due 2006 (the "Notes").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Indenture under which the Notes will be issued (the "Indenture"), (c) the Amended and Restated Certificate of Incorporation of the Company, (d) the Amended and Restated By-Laws of the Company, (e) resolutions adopted by the Board of Directors of the Company and (f) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act on Form T-1.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:
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The Fortress Group, Inc.
May __, 1996
Page 2


     (i) All natural persons involved in the transactions contemplated by the Registration Statement (the "Offering"), the Underwriting Agreements (as defined below) and the Indenture (collectively, the "Agreements") have sufficient legal capacity to enter into and perform their respective obligations under each of the Agreements and to carry out their roles in the Offering.

     (ii) Each party involved in the Offering other than the Company (collectively, the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make each of the Agreements enforceable against it.

     (iii) Each of the Other Parties has complied with all legal requirements pertaining to its status, as such status relates to its rights to enforce the respective Agreements against the Company.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     (2) The 2,875,000 shares of Common Stock covered by the Registration Statement, when issued and sold by the Company in accordance with the terms of the proposed Underwriting Agreement between the Company and Furman Selz LLC, BT Securities Corporation and Southeast Research Partners, Inc., as representatives of the underwriters named therein, will be validly issued, fully paid and non-assessable shares of Common Stock.

     (3) The $100,000,000 principal amount of Notes covered by the Registration Statement, when issued and sold by the Company in accordance with the terms of the proposed Underwriting Agreement between the Company and Furman Selz LLC and BT Securities Corporation will be duly authorized, executed and delivered by the Company and will be legally issued and binding obligations of the Company under the terms of the Indenture, and the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury.
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The Fortress Group, Inc.
May __, 1996
Page 3


     We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       KATTEN MUCHIN & ZAVIS



KMZ/il/237613